MutualFirst Announces Record Earnings for the Third Quarter of 2019

MUNCIE, Ind., Oct. 21, 2019 /PRNewswire/ -- MutualFirst Financial, Inc. (NASDAQ: MFSF), the holding company of MutualBank (the "Bank"), announced today record quarterly net income available to common shareholders for the third quarter ended September 30, 2019 was $6.1 million, or $0.71 diluted earnings per common share. This compared to net income available to common shareholders for the same period in 2018 of $5.4 million, or $0.62 diluted earnings per common share. Net income for the third quarter ended September 30, 2019 represents an annualized return on average assets of 1.18% and return on average tangible common equity of 12.65% compared to 1.07% and 12.92%, respectively, for the same period of last year.

Net income available to common shareholders for the nine months ended September 30, 2019 was $17.1 million, or $1.97 diluted earnings per common share, compared to net income available to common shareholders of $13.6 million, or $1.60 diluted earnings per common share for the nine months ended September 30, 2018. Net income for the nine months ended September 30, 2019 represents an annualized return on average assets of 1.10% and return on average tangible common equity of 12.22% compared to 0.95% and 11.34%, respectively, for the same period of last year.

Other financial highlights for the third quarter and first nine months of 2019 include:

  Mortgage production for the third quarter of 2019 increased $31.8 million, or 61% over the third quarter of 2018.  Year to date mortgage production increased $51.9 million, or 40% over the same period in 2018.
  For the first nine months of 2019, commercial loans increased $28.5 million, or 5.5% on an annualized basis, and non-residential consumer loans increased $15.2 million, or 7.6% on an annualized basis.
  Non-performing assets to total assets ratio was 0.38% and non-performing loans to total loans ratio was 0.39% as of September 30, 2019 compared to 0.54% and 0.61%, respectively, as of December 31, 2018.
  Tangible common equity to tangible assets ratio was 9.60% and tangible book value per common share was $23.15 as of September 30, 2019 compared to 8.72% and $20.51, respectively, as of December 31, 2018.
  Stock repurchases of 59,742 shares occurred in the third quarter of 2019 and stock repurchases of 136,471 shares occurred in the first nine months of 2019.

"We are pleased with our record earnings and earnings momentum," said David W. Heeter, President and CEO.

Balance Sheet

Assets increased $24.2 million as of September 30, 2019 compared to December 31, 2018 primarily due to increases in mortgage loans held for sale and investment securities. Mortgage loans held for sale increased $15.7 million compared to December 31, 2018 due to strong mortgage production as originations have increased in 2019 compared to the same period in 2018. Investment securities increased $12.1 million from December 31, 2018 to September 30, 2019 primarily due to a decline in market interest rates, which increases the market value of the securities. The gross loan portfolio increased by $1.1 million from December 31, 2018 to September 30, 2019 primarily due to increases in commercial loans by $28.5 million, or 5.5% annualized, and non-residential consumer loans by $15.2 million, or 7.6% annualized. These increases were partially offset by a decline from December 31, 2018 to September 30, 2019 in residential mortgage loans of $42.7 million primarily as a result of a sale of $27 million of mortgages in the third quarter of 2019. The loan mix is 48.1% commercial loans, 33.0% residential loans and 18.9% non-residential consumer loans as of September 30, 2018 compared to 46.0%, 36.2% and 17.8%, respectively, as of December 31, 2018.

Deposits increased by $53.9 million in the first nine months of 2019 due to an increase of $36.5 million in core deposits and $17.4 million in certificates of deposit. As of September 30, 2019, core deposits totaled $1.1 billion, or 67.9% of total deposits and certificates of deposit totaled $506 million, or 32.1% of total deposits. The percentage mix of core deposits was unchanged from December 31, 2018.

Allowance for loan losses increased to $13.4 million as of September 30, 2019 compared to $13.3 million as of December 31, 2018. The allowance for loan losses to non-performing loans as of September 30, 2019 was 230% compared to 146% as of December 31, 2018. The allowance for loan losses to total loans as of September 30, 2019 was 0.90% compared to 0.89% as of December 31, 2018. Non-performing loans to total loans at September 30, 2019 were 0.39% compared to 0.61% at December 31, 2018. Non-performing assets to total assets were 0.38% at September 30, 2019 compared to 0.54% at December 31, 2018.

Stockholders' equity was $222.0 million at September 30, 2019, an increase of $19.6 million from December 31, 2018. The increase was primarily due to net income available to common shareholders of $17.1 million during the nine months ended September 30, 2019 and an increase in accumulated other comprehensive income of $11.6 million. These increases were partially offset by common stock dividends of $5.1 million and stock repurchases of 136,471 shares at a cost of $4.3 million for the first nine months of 2019. The Company's tangible book value per common share as of September 30, 2019 was $23.15 compared to $20.51 as of December 31, 2018 and the tangible common equity ratio increased to 9.60% as of September 30, 2019 compared to 8.72% as of December 31, 2018. MFSF's and the Bank's risk-based capital ratios remained in excess of "well-capitalized" levels as defined by all regulatory standards as of September 30, 2019.

Income Statement

Net interest income before the provision for loan losses decreased $172,000 for the quarter ended September 30, 2019 compared to the same period in 2018. The decrease in net interest income was primarily a result of a decrease of twelve basis points in net interest margin from 3.50% in the third quarter of 2018 compared to 3.38% in the third quarter of 2019. Net interest margin decreased primarily due to an increase in the cost of interest-bearing liabilities of twenty-three basis points compared to an increase in yield on interest-earning assets of five basis points. This decrease was partially offset by an increase of $45.1 million in average interest-earning assets, due primarily to organic loan growth. Net interest margin was also aided in the quarter by approximately six basis points of purchase accounting adjustments in both the third quarter of 2019 and 2018. On a linked quarter basis, net interest income increased by $201,000 primarily due to an increase in net interest margin of five basis points.

Net interest income before the provision for loan losses increased $1.7 million for the nine months ended September 30, 2019 compared to the same period in 2018. The increase in net interest income was primarily due to an increase of $133 million in average interest-earning assets. This increase was partially offset by a decrease of twelve basis points in net interest margin from 3.47% for the first nine months of 2018 compared to 3.35% in the same period of 2019. Net interest margin decreased primarily due to an increase in the cost of interest-bearing liabilities of thirty-two basis points compared to an increase in yield on interest-earning assets of thirteen basis points. Net interest margin was aided by purchase accounting adjustments of eight basis points for the nine months ended 2018 compared to five basis points for the same period in 2019.

Provision for loan losses in the third quarter of 2019 was $425,000 compared to $570,000 during last year's comparable period. The decrease was due to management's ongoing evaluation of the adequacy of the allowance for loan losses. Net charge-offs in the third quarter of 2019 were $449,000, or 0.12% of average total loans on an annualized basis, compared to $290,000, or 0.08% of average total loans on an annualized basis in the third quarter of 2018. On a linked quarter basis, provision for loan losses decreased $50,000.

The provision for loan losses for the first nine months of 2019 was $1.4 million compared to $1.5 million during last year's comparable period. Net charge-offs for the first nine months of 2019 equaled $1.2 million, or 0.11% of loans on an annualized basis, compared to $898,000, or 0.09% in the same period of 2018.

Non-interest income for the third quarter of 2019 was $5.8 million, an increase of $810,000 compared to the third quarter of 2018. This increase was primarily a result of an increase of $926,000 in gain on sale of mortgage loans due to a $26.4 million, or 75.8% increase in sold mortgage loans in the third quarter of 2019 compared to the same period in 2018. This increase was partially offset by a decrease of $297,000 in net gain on sale of investments. On a linked quarter basis, non-interest income increased $145,000 primarily due to an increase of $438,000 in net gain on sale of loans partially offset by a decline of $313,000 in net gain on sale of investments.

Non-interest income for the first nine months of 2019 was $16.6 million, an increase of $2.4 million compared to the first nine months of 2018. An increase of $1.9 million in gain on sale of mortgage loans, an increase of $382,000 in service fee income, and an increase of $310,000 in gain on sale of securities were partially offset by a decrease of $162,000 in other income primarily due to a death benefit received in the first nine months of 2018 not repeated in the first nine months of 2019.

Non-interest expense decreased $91,000 when comparing the third quarter of 2019 with the same period in 2018. Non-interest expense declined partially due to $238,000 of merger-related expenses in the third quarter of 2018 not repeated in the same period of 2019, a reduction of $212,000 in FDIC insurance premiums due to Small Bank Assessment Credits received as a result of the FDIC's Reserve Ratio exceeding 1.38% and a decline of $129,000 in core deposit intangible amortization. These decreases were primarily offset by an increase of $674,000 in salaries and benefits due to increased commission expense for mortgage originators and health insurance expenses. On a linked-quarter basis, non-interest expense decreased $161,000 due to a decrease in FDIC insurance premiums of $212,000 and various other declines, partially offset by an increase of $285,000 in salaries and benefits as described above.

Non-interest expense decreased $29,000 when comparing the first nine months of 2019 with the same period in 2018. Non-interest expense was impacted by general expense increases due to timing of the Universal Bancorp acquisition in 2018 primarily offset by one-time acquisition-related expenses of $2.2 million in the first nine months of 2018 with no similar activity in the same period of 2019.

The effective tax rate for the third quarter of 2019 was 14.6% compared to 14.4% in the same quarter of 2018. The effective tax rate for the first nine months of 2019 was 14.0% compared to 13.3% for the same period in 2018. The primary reason for the increase is due to greater taxable income as a percentage of total income.

Mr. Heeter concluded, "This quarter continued an improvement in earnings with increased non-interest income and controlled non-interest expense. We believe our earnings momentum can continue as we strive to efficiently drive shareholder value."

MutualFirst Financial, Inc. is the parent company of MutualBank, an Indiana-based financial institution since 1889. MutualBank has thirty-nine full-service retail financial centers throughout Indiana. MutualBank has two offices located in Fishers and Crawfordsville, Indiana specializing in wealth management and trust services and a loan origination office in New Buffalo, Michigan. MutualBank also operates a wholly owned subsidiary named Summit Mortgage which operates out of Fort Wayne, Indiana. MutualBank provides a full range of financial services including commercial and business banking, personal banking, wealth management, trust services, investments and internet banking services. The Company's stock is traded on the NASDAQ National Market under the symbol "MFSF". Additional information can be found online at www.bankwithmutual.com.

Statements contained in this release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

MutualFirst Financial, Inc. Selected Financials

			(Audited)
	September 30,	June 30,	December 31,	September 30,
Balance Sheet (Unaudited):	2019	2019	2018	2018
	(000)	(000)	(000)	(000)
Assets
Cash and cash equivalents	$ 31,315	$ 32,944	$ 33,414	$ 31,872
Interest-bearing time deposits	4,023	4,277	4,239	4,236
Investment securities - AFS	382,976	375,948	370,875	360,747
Loans held for sale	19,643	38,744	3,987	7,434
Loans, gross	1,497,022	1,499,138	1,495,943	1,474,383
Allowance for loan losses	(13,411)	(13,435)	(13,281)	(13,009)
Net loans	1,483,611	1,485,703	1,482,662	1,461,374
Premises and equipment, net	24,518	24,969	25,641	25,628
FHLB of Indianapolis stock	13,115	13,115	13,034	12,820
Deferred tax asset, net	3,344	4,142	7,744	12,151
Cash value of life insurance	61,099	60,787	60,160	59,845
Other real estate owned and repossessed assets	1,952	2,259	2,013	1,530
Goodwill	22,310	22,310	22,310	22,479
Core deposit and other intangibles	2,969	3,156	3,569	3,818
Other assets	22,675	22,565	19,665	17,237
Total assets	$ 2,073,550	$ 2,090,919	$ 2,049,313	$ 2,021,171

Liabilities and Stockholders' Equity
Deposits	$ 1,573,088	$ 1,576,013	$ 1,519,225	$ 1,531,198
FHLB advances	239,661	260,615	292,497	261,150
Other borrowings	17,653	17,732	17,988	17,963
Other liabilities	21,170	19,701	17,240	17,150
Stockholders' equity	221,978	216,858	202,363	193,710
Total liabilities and stockholders' equity	$ 2,073,550	$ 2,090,919	$ 2,049,313	$ 2,021,171

	Three Months	Three Months	Three Months		Nine Months	Nine Months
	Ended	Ended	Ended		Ended	Ended
	September 30,	June 30,	September 30,		September 30,	September 30,
Income Statement (Unaudited):	2019	2019	2018		2019	2018
	(000)	(000)	(000)		(000)	(000)

Total interest and dividend income	$ 21,617	$ 21,518	$ 20,836		$ 64,437	$ 58,204
Total interest expense	5,372	5,474	4,419		16,106	11,595

Net interest income	16,245	16,044	16,417		48,331	46,609
Provision for loan losses	425	475	570		1,375	1,520
Net interest income after provision
for loan losses	15,820	15,569	15,847		46,956	45,089

Non-interest income
Service fee income	2,081	2,041	2,024		5,930	5,547
Net realized gain on sales of AFS securities	109	422	406		975	666
Commissions	1,147	1,282	1,121		3,625	3,751
Net gain on sale of loans	1,778	1,341	853		4,149	2,224
Net servicing fees	158	139	129		446	433
Increase in cash value of life insurance	312	325	313		939	924
Net gain (loss) on sale of other real estate and repossessed assets	28	(29)	23		(30)	(34)
Other income	236	183	170		604	766
Total non-interest income	5,849	5,704	5,039		16,638	14,277

Non-interest expense
Salaries and employee benefits	8,826	8,541	8,152		25,927	24,069
Net occupancy expenses	1,005	996	1,087		3,045	2,979
Equipment expenses	574	584	635		1,805	1,889
Data processing fees	680	639	669		1,970	1,938
Advertising and promotion	296	345	416		970	1,275
ATM and debit card expense	590	598	664		1,750	1,708
Deposit insurance	(3)	209	209		413	691
Professional fees	484	472	460		1,364	1,714
Software subscriptions and maintenance	723	816	702		2,308	1,987
Other real estate and repossessed assets	47	70	51		170	140
Core deposit intangible amortization	187	200	316		601	854
Other expenses	1,074	1,174	1,213		3,363	4,470
Total non-interest expense	14,483	14,644	14,574		43,686	43,714

Income before income taxes	7,186	6,629	6,312		19,908	15,652
Income tax provision	1,052	878	910		2,785	2,079
Net income available to common shareholders	$ 6,134	$ 5,751	$ 5,402		$ 17,123	$ 13,573

Pre-tax pre-provision earnings (1)	$ 7,611	$ 7,104	$ 6,882		$ 21,283	$ 17,172

Average Balances, Net Interest Income, Yield Earned and Rates Paid
		Three			Three
		months ended			months ended
		9/30/2019			9/30/2018
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(000)	(000)	(annualized)	(000)	(000)	(annualized)
Interest-earning Assets:
Interest -bearing deposits	$ 24,247	$ 79	1.30%	$ 21,654	$ 58	1.07%
Mortgage-backed securities:
Available-for-sale	213,006	1,336	2.51	210,518	1,433	2.72
Investment securities:
Available-for-sale	156,313	1,268	3.24	158,671	1,299	3.27
Loans receivable	1,517,257	18,754	4.94	1,475,178	17,902	4.85
Stock in FHLB of Indianapolis	13,115	180	5.49	12,820	144	4.49
Total interest-earning assets (2)	1,923,938	21,617	4.49	1,878,841	20,836	4.44
Non-interest earning assets, net of allowance
for loan losses and unrealized gain/loss	154,170			134,096
Total assets	$ 2,078,108			$ 2,012,937

Interest-Bearing Liabilities:
Demand and NOW accounts	$ 404,589	785	0.78	$ 402,393	664	0.66
Savings deposits	181,116	5	0.01	186,659	5	0.01
Money market accounts	205,301	525	1.02	190,851	253	0.53
Certificate accounts	508,095	2,645	2.08	471,061	1,970	1.67
Total deposits	1,299,101	3,960	1.22	1,250,964	2,892	0.92
Borrowings	249,262	1,412	2.27	270,940	1,527	2.25
Total interest-bearing liabilities	1,548,363	5,372	1.39	1,521,904	4,419	1.16
Non-interest bearing deposit accounts	288,961			279,574
Other liabilities	21,484			17,788
Total liabilities	1,858,808			1,819,266
Stockholders' equity	219,300			193,671
Total liabilities and stockholders' equity	$ 2,078,108			$ 2,012,937

Net interest earning assets	$ 375,575			$ 356,937

Net interest income		$ 16,245			$ 16,417

Net interest rate spread (4)			3.11%			3.27%

Net yield on average interest-earning assets (4)			3.38%			3.50%

Net yield on average interest-earning assets, tax equivalent (3)(4)			3.45%			3.57%

Average interest-earning assets to
average interest-bearing liabilities			124.26%			123.45%

		Nine			Nine
		months ended			months ended
		9/30/2019			9/30/2019
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(000)	(000)	(annualized)	(000)	(000)	(annualized)
Interest-earning Assets:
Interest -bearing deposits	$ 24,072	$ 235	1.30%	$ 22,991	$ 188	1.09%
Mortgage-backed securities:
Available-for-sale	218,065	4,370	2.67	199,540	4,002	2.67
Investment securities:
Available-for-sale	152,715	3,730	3.26	147,801	3,589	3.24
Loans receivable	1,513,717	55,566	4.89	1,406,011	49,965	4.74
Stock in FHLB of Indianapolis	13,106	536	5.45	12,468	460	4.92
Total interest-earning assets (2)	1,921,675	64,437	4.47	1,788,811	58,204	4.34
Non-interest earning assets, net of allowance
for loan losses and unrealized gain/loss	147,403			126,199
Total assets	$ 2,069,078			$ 1,915,010

Interest-Bearing Liabilities:
Demand and NOW accounts	$ 403,891	2,451	0.81	$ 383,120	1,683	0.59
Savings deposits	184,223	14	0.01	178,605	15	0.01
Money market accounts	192,169	1,267	0.88	193,928	724	0.50
Certificate accounts	510,169	7,702	2.01	444,413	5,116	1.53
Total deposits	1,290,452	11,434	1.18	1,200,066	7,538	0.84
Borrowings	267,971	4,672	2.32	254,317	4,057	2.13
Total interest-bearing liabilities	1,558,423	16,106	1.38	1,454,383	11,595	1.06
Non-interest bearing deposit accounts	277,773			262,137
Other liabilities	20,484			17,021
Total liabilities	1,856,680			1,733,541
Stockholders' equity	212,398			181,469
Total liabilities and stockholders' equity	$ 2,069,078			$ 1,915,010

Net interest earning assets	$ 363,252			$ 334,428

Net interest income		$ 48,331			$ 46,609

Net interest rate spread (4)			3.09%			3.28%

Net yield on average interest-earning assets (4)			3.35%			3.47%

Net yield on average interest-earning assets, tax equivalent (3)(4)			3.43%			3.56%

Average interest-earning assets to
average interest-bearing liabilities			123.31%			122.99%

	Three Months	Three Months	Three Months		Nine Months	Nine Months
	Ended	Ended	Ended		Ended	Ended
	September 30,	June 30,	September 30,		September 30,	September 30,
Selected Financial Ratios and Other Financial Data (Unaudited):	2019	2019	2018		2019	2018

Share and per share data:
Average common shares outstanding:
Basic	8,516,038	8,602,257	8,587,424		8,579,514	8,327,963
Diluted	8,629,030	8,718,407	8,733,691		8,697,365	8,479,908
Per common share:
Basic earnings	$ 0.72	$ 0.67	$ 0.63		$ 2.00	$ 1.63
Diluted earnings	$ 0.71	$ 0.66	$ 0.62		$ 1.97	$ 1.60
Dividends	$ 0.20	$ 0.20	$ 0.18		$ 0.60	$ 0.54

Dividend payout ratio	28.17%	30.30%	29.03%		30.46%	33.75%

Performance Ratios:
Return on average assets (ratio of net
income to average total assets)(4)	1.18%	1.11%	1.07%		1.10%	0.95%
Return on average tangible common equity (ratio of net
income to average tangible common equity)(4)	12.65%	12.24%	12.92%		12.22%	11.34%
Interest rate spread information:
Average during the period(4)	3.11%	3.06%	3.27%		3.09%	3.28%

Net interest margin(4)(5)	3.38%	3.33%	3.50%		3.35%	3.47%

Efficiency Ratio	65.55%	67.33%	67.93%		67.24%	71.80%

Ratio of average interest-earning
assets to average interest-bearing
liabilities	124.26%	123.20%	123.45%		123.31%	122.99%

Allowance for loan losses:
Balance beginning of period	$ 13,435	$ 13,364	$ 12,729		$ 13,281	$ 12,387
Net charge-offs (recoveries):
Real Estate:
Commercial	56	33	0		140	53
Commercial construction and development	-	-	0		-	0
Consumer closed end first mortgage	41	31	65		111	133
Consumer open end and junior liens	-	-	16		-	36
Total real estate loans	97	64	81		251	222
Other loans:
Auto	37	40	47		166	36
Boat/RV	232	241	65		644	381
Other	74	59	72		175	160
Commercial and industrial	9	-	25		9	99
Total other	352	340	209		994	676

Net charge-offs (recoveries)	449	404	290		1,245	898
Provision for loan losses	425	475	570		1,375	1,520
Balance end of period	$ 13,411	$ 13,435	$ 13,009		$ 13,411	$ 13,009

Net loan charge-offs to average loans (4)	0.12%	0.11%	0.08%		0.11%	0.09%

	September 30,	June 30,	December 31,	September 30,
	2019	2019	2018	2018

Total shares outstanding	8,498,491	8,551,233	8,603,462	8,587,424
Tangible book value per common share	$ 23.15	$ 22.38	$ 20.51	$ 19.50
Tangible common equity to tangible assets	9.60%	9.27%	8.72%	8.39%

Nonperforming assets (000's)
Non-accrual loans
Real Estate:
Commercial	$ 881	$ 848	$ 4,782	$ 1,759
Commercial construction and development	-	-	62	52
Consumer closed end first mortgage	3,574	3,984	2,777	2,503
Consumer open end and junior liens	184	170	273	205
Total real estate loans	4,639	5,002	7,894	4,519
Other loans:
Auto	185	50	88	40
Boat/RV	531	616	470	696
Other	16	27	46	48
Commercial and industrial	323	250	91	416
Total other	1,055	943	695	1,200
Total non-accrual loans	5,694	5,945	8,589	5,719
Accruing loans past due 90 days or more	148	-	517	0
Total nonperforming loans	5,842	5,945	9,106	5,719
Real estate owned	1,283	1,731	1,223	1,195
Other repossessed assets	669	528	790	335
Total nonperforming assets	$ 7,794	$ 8,204	$ 11,119	$ 7,249

Performing restructured loans (6)	$ 1,401	$ 1,148	$ 2,571	$ 2,148

Asset Quality Ratios:
Non-performing assets to total assets	0.38%	0.39%	0.54%	0.36%
Non-performing loans to total loans	0.39%	0.40%	0.61%	0.39%
Allowance for loan losses to non-performing loans	230%	226%	146%	227%
Allowance for loan losses to loans receivable	0.90%	0.90%	0.89%	0.88%

This earnings release and selected financials contain GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding MutualFirst's results of operations or financial position. This table shows non-GAAP financial measures and  the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure.

	As of or for	As of or for	As of or for		As of or for	As of or for
	Three Months	Three Months	Three Months		Nine Months	Nine Months
	Ended	Ended	Ended		Ended	Ended
	September 30,	June 30,	September 30,		September 30,	September 30,
Non-GAAP Measurements	2019	2019	2018		2019	2018

Total stockholders' equity (GAAP)	$ 221,978	$ 216,858	$ 193,710		$ 221,978	$ 193,710
Less: Intangible assets	25,279	25,466	26,297		25,279	26,297
Tangible common equity (non-GAAP)	$ 196,699	$ 191,392	$ 167,413		$ 196,699	$ 167,413

Total assets (GAAP)	$ 2,073,550	$ 2,090,919	$ 2,021,171		$ 2,073,550	$ 2,021,171
Less: Intangible assets	25,279	25,466	26,297		25,279	26,297
Tangible assets (non-GAAP)	$ 2,048,271	$ 2,065,453	$ 1,994,874		$ 2,048,271	$ 1,994,874

Tangible common equity to tangible assets (non-GAAP)	9.60%	9.27%	8.39%		9.60%	8.39%

Book value per common share (GAAP)	$ 26.12	$ 25.36	$ 22.56		$ 26.12	$ 22.56
Less: Effect of intangible assets	2.97	2.98	3.06		2.97	3.06
Tangible book value per common share	$ 23.15	$ 22.38	$ 19.50		$ 23.15	$ 19.50

Return on average stockholders' equity (GAAP)	11.19%	10.78%	11.16%		10.75%	9.97%
Add: Effect of intangible assets	1.46%	1.46%	1.76%		1.47%	1.37%
Return on average tangible common equity (non-GAAP)	12.65%	12.24%	12.92%		12.22%	11.34%

Total tax free interest income (GAAP)
Loans receivable	$ 98	$ 101	$ 106		$ 302	$ 314
Investment securities	1,236	1,184	1,185		3,628	3,268
Total tax free interest income	$ 1,334	$ 1,285	$ 1,291		$ 3,930	$ 3,582
Total tax free interest income, gross (at 21%)	$ 1,689	$ 1,627	$ 1,634		$ 4,975	$ 4,534

Net interest margin, tax equivalent (non-GAAP)
Net interest income (GAAP)	$ 16,245	$ 16,044	$ 16,417		$ 48,331	$ 46,609
Add: Tax effect tax free interest income (3)	355	342	343		1,045	952
Net interest income (non-GAAP)	16,600	16,386	16,760		49,376	47,561
Divided by: Average interest-earning assets	1,923,938	1,928,214	1,878,841		1,921,675	1,788,811
Net interest margin, tax equivalent	3.45%	3.40%	3.57%		3.43%	3.55%

One-time Universal merger related expenses
Non-tax deductible	$ -	$ -	$ -		$ -	$ 220
Tax deductible	-	-	238		-	2,010
Total one-time merger related expenses	$ -	$ -	$ 238		$ -	$ 2,230
Subtract tax benefit	-	-	50		-	422
Net one-time merger related expenses	$ -	$ -	$ 188		$ -	$ 1,808
Net income (GAAP)	-	-	5,402		-	13,573
Net income excluding one-time merger expenses (non-GAAP)	$ -	$ -	$ 5,590		$ -	$ 15,381

Adjusted diluted earnings per share
Net income excluding one-time merger expenses (non-GAAP)	$ -	$ -	$ 5,590		$ -	$ 15,381
Average diluted shares	-	-	8,733,691		-	8,479,908
Adjusted diluted earnings per share (non-GAAP)	$ -	$ -	$ 0.64		$ -	$ 1.81

Adjusted return on assets
Net income excluding one-time merger expenses (non-GAAP)	$ -	$ -	$ 5,590		$ -	$ 15,381
Average assets	-	-	2,012,937		-	1,915,010
Adjusted return on average assets (non-GAAP)	-	-	1.11%		-	1.07%

Adjusted return on tangible common equity
Net income excluding one-time merger expenses (non-GAAP)	$ -	$ -	$ 5,590		$ -	$ 15,381
Average tangible common equity	-	-	167,207		-	159,570
Adjusted return on average tangible common equity (non-GAAP)	-	-	13.37%		-	12.85%

Ratio Summary:
Return on average equity	11.19%	10.78%	11.16%		10.75%	9.97%
Return on average tangible common equity	12.65%	12.24%	12.92%		12.22%	11.34%
Return on average assets	1.18%	1.11%	1.07%		1.10%	0.95%
Tangible common equity to tangible assets	9.60%	9.27%	8.39%		9.60%	8.39%
Net interest margin, tax equivalent	3.45%	3.40%	3.57%		3.43%	3.55%

(1) Pre-tax pre-provision income is calculated by taking net income available to common shareholders and adding income tax provision and provision for loan losses.

(2) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.

(3) Tax equivalent margin is calculated by taking non-taxable interest and grossing up by 21% applicable tax rate.

(4) Ratios for the three and nine month periods have been annualized.

(5) Net interest income divided by average interest earning assets.

(6) Performing restructured loans are excluded from non-performing ratios. Restructured loans that are on non-accrual are in the non-accrual loan categories.

CONTACT: Chris Cook, Senior Vice President, Treasurer and CFO of MutualFirst Financial, Inc. (765) 747-2945